Exhibit 99.2

Financial Supplement

December 31, 2014

Investor Contact	This report is for informational purposes only. It should be read in conjunction with documents filed by ACE Limited with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
Helen M. Wilson
Phone: (441) 299-9283 email: investorrelations@acegroup.com
Cautionary Statement Regarding Forward-Looking Statements:

Any forward-looking statements made in this financial supplement reflect ACE’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties which may cause actual results to differ materially from those set forth in these statements. For example, our forward-looking statements, such as statements concerning exposures, reserves and recoverables, could be affected by the frequency of unpredictable catastrophic events, actual loss experience, uncertainties in the reserving or settlement process, new theories of liability, judicial, legislative, regulatory and other governmental developments, litigation tactics and developments, investigation developments and actual settlement terms, the amount and timing of reinsurance receivable and credit developments among reinsurers.

Our forward-looking statements could also be affected by competition, pricing and policy term trends, market acceptance, changes in demand, actual market developments, rating agency action, possible terrorism or the outbreak and effects of war. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ACE Limited Financial Supplement Table of Contents

		Page
I.	Financial Highlights
	- Consolidated Financial Highlights	1

II.	Consolidated Results
	- Consolidated Results - Consecutive Quarters	2
	- Summary Consolidated Balance Sheets	3
	- Consolidated Premiums and Operating Income by Line of Business	4

III.	Global P&C Results
	- Global P&C Results - Consecutive Quarters	5

IV.	Segment Results
	- Insurance – North American - For Reference Only	6
	- Insurance – North American P&C	7
	- Insurance – North American Agriculture	8
	- Insurance – Overseas General	9
	- Global Reinsurance	10
	- Life	11

V.	Balance Sheet Details
	- Loss Reserve Rollforward	12
	- Reinsurance Recoverable Analysis	13
	- Investment Portfolio	14 - 17
	- Net Realized and Unrealized Gains (Losses)	18
	- Capital Structure	19
	- Computation of Basic and Diluted Earnings Per Share	20
	- Book Value and Book Value per Common Share	21

VI.	Other Disclosures
	- Non-GAAP Financial Measures	22 - 24
	- Glossary	25

ACE Limited Consolidated Financial Highlights (in millions of U.S. dollars, except share, per share data, and ratios) (Unaudited)

Note: All dollar amounts in the Financial Supplement are rounded. However, percent changes and ratios are calculated using whole dollars. Accordingly, calculations using rounded dollars may differ.

					Constant $					Constant $
			% Change		% Change			% Change		% Change
	Three months ended December 31		4Q-14 vs.	Constant $	4Q-14 vs.	Year ended December 31		2014 vs.	Constant $	2014 vs.
	2014	2013	4Q-13	2013 (1)	4Q-13 (1)	2014	2013	2013	2013 (1)	2013 (1)

Gross premiums written	$ 5,746	$ 5,462	5.2%	$ 5,349	7.4%	$ 23,390	$ 22,828	2.5%	$ 22,622	3.4%
Net premiums written	$ 4,326	$ 4,216	2.6%	$ 4,114	5.2%	$ 17,799	$ 17,025	4.6%	$ 16,847	5.7%
P&C net premiums written (2)	$ 3,803	$ 3,712	2.4%	$ 3,621	5.0%	$ 15,787	$ 15,053	4.9%	$ 14,913	5.9%
Global P&C net premiums written (2)	$ 3,559	$ 3,456	3.0%	$ 3,365	5.8%	$ 14,197	$ 13,426	5.7%	$ 13,286	6.9%
Net premiums earned	$ 4,370	$ 4,363	0.2%	$ 4,262	2.5%	$ 17,426	$ 16,613	4.9%	$ 16,436	6.0%
Net investment income	$ 577	$ 557	3.6%			$ 2,252	$ 2,144	5.1%
Operating income	$ 827	$ 824	0.4%			$ 3,320	$ 3,217	3.2%
Net income	$ 555	$ 998	-44.4%			$ 2,853	$ 3,758	-24.1%
Comprehensive income	$ 138	$ 776	NM			$ 2,892	$ 2,023	NM
Operating cash flow	$ 1,274	$ 1,286				$ 4,496	$ 4,022

P&C combined ratio (2)
Loss and loss expense ratio	58.6%	61.3%				58.3%	59.6%
Underwriting and administrative expense ratio	29.9%	28.0%				29.4%	28.4%

Combined ratio	88.5%	89.3%				87.7%	88.0%

Operating return on equity (ROE)	11.8%	12.1%				12.0%	12.2%
ROE	7.5%	14.0%				9.8%	13.3%

Operating effective tax rate (3)	12.7%	9.2%				13.9%	11.6%
Effective tax rate (4)	29.5%	8.1%				18.2%	11.3%

Diluted earnings per share
Operating income	$ 2.47	$ 2.39	3.3%			$ 9.79	$ 9.35	4.7%
Net income	$ 1.66	$ 2.90	-42.8%			$ 8.42	$ 10.92	-22.9%

Book value per common share						$ 90.02	$ 84.83	6.1%
Book value per common share excluding foreign currency (5)						$ 92.29	$ 84.83	8.8%

Tangible book value per common share						$ 72.61	$ 68.93	5.3%
Tangible book value per common share excluding 2014 acquisitions (6)						$ 74.43	$ 68.93	8.0%
Tangible book value per common share excluding 2014 acquisitions and foreign currency (5) (6)						$ 76.70	$ 68.93	11.3%

Weighted average basic common shares outstanding	331.1	340.9				335.6	340.9
Weighted average diluted common shares outstanding	334.6	344.2				339.0	344.1

Debt plus trust preferred securities/ tangible capital						20.7%	20.4%

(1) Prior periods on a constant dollar basis.

(2) See non-GAAP financial measures.

(3) Operating effective tax rate is dependent upon the mix of earnings from different jurisdictions with various tax rates. A change in the geographic mix of earnings would change the effective tax rate. The increase in the operating effective tax rate for the quarter and YTD was primarily due to a lower percentage of operating earnings being generated in lower tax paying jurisdictions.

(4) Q4 2014 and full year 2014 include $115 million due to a deferred tax charge related to unrealized foreign exchange losses.

(5) For 2014, book value per common share and tangible book value per common share exclude the impact of foreign currency movement.

(6) For 2014, tangible book value per common share excludes the impact from goodwill and intangibles relating to the acquisitions of the large corporate P&C insurance business of Itaú Seguros, S.A. and The Siam Commercial Samaggi Insurance PCL of $475 million and $125 million, respectively.

Financial Highlights	Page 1

ACE Limited Consolidated Results - Consecutive Quarters (in millions of U.S. dollars, except ratios) (Unaudited)

ACE Limited Consolidated	4Q-14	3Q-14	2Q-14	1Q-14	4Q-13	Full Year 2014	Full Year 2013
Consolidated Results (Including Corporate) Excluding Life Segment (1)
Gross premiums written	$5,193	$5,736	$5,480	$4,852	$4,936	$21,261	$20,752
Net premiums written	3,803	4,232	4,061	3,691	3,712	15,787	15,053
Net premiums earned	3,871	4,265	3,842	3,486	3,882	15,464	14,708
Adjusted losses and loss expenses (1)	2,269	2,494	2,234	2,012	2,378	9,009	8,767
Policy acquisition costs	641	702	637	617	605	2,597	2,301
Administrative expenses	517	483	493	467	483	1,960	1,868

Underwriting income	444	586	478	390	416	1,898	1,772

Net investment income	508	497	490	489	493	1,984	1,893
Interest expense	66	66	69	68	67	269	260
Other income (expense) - operating (2)	(25)	(29)	(26)	(23)	(23)	(103)	(105)
Income tax expense	110	169	120	88	81	487	390

Operating income (including Corporate) excluding Life segment	751	819	753	700	738	3,023	2,910
Life segment operating income	76	72	72	77	86	297	307

Consolidated operating income	827	891	825	777	824	3,320	3,217

Adjusted net realized gains (losses) (1)	(210)	(165)	(81)	(102)	154	(558)	505
Net realized gains (losses) related to unconsolidated entities	49	55	36	51	25	191	92
Income tax expense (benefit) on adjusted net realized gains (losses) (3)	111	(4)	1	(8)	5	100	56

Consolidated net income	$555	$785	$779	$734	$998	$2,853	$3,758

% Change versus prior year period (1)
Net premiums written as reported	2.4%	2.2%	4.0%	12.0%	18.2%	4.9%	6.8%
Net premiums earned as reported	-0.3%	2.9%	7.1%	12.6%	15.5%	5.1%	6.9%

Net premiums written constant $	5.0%	1.7%	4.5%	13.7%	19.8%	5.9%	7.8%
Net premiums earned constant $	2.1%	2.5%	7.4%	14.8%	17.0%	6.2%	7.9%

Other ratios
Net premiums written/gross premiums written (1)	73%	74%	74%	76%	75%	74%	73%
Operating effective tax rate	12.7%	16.9%	13.7%	11.5%	9.2%	13.9%	11.6%

P&C combined ratio (1)
Loss and loss expense ratio	58.6%	58.5%	58.2%	57.7%	61.3%	58.3%	59.6%
Policy acquisition cost ratio	16.6%	16.5%	16.6%	17.7%	15.6%	16.8%	15.7%
Administrative expense ratio	13.3%	11.3%	12.7%	13.4%	12.4%	12.6%	12.7%

Combined ratio	88.5%	86.3%	87.5%	88.8%	89.3%	87.7%	88.0%

Combined ratio excluding catastrophe losses and PPD	89.5%	89.8%	88.7%	88.9%	91.5%	89.3%	90.0%

P&C expense ratio	29.9%	27.8%	29.3%	31.1%	28.0%	29.4%	28.4%
P&C expense ratio excluding A&H	26.7%	24.3%	26.0%	27.5%	24.0%	26.0%	24.5%

Catastrophe reinstatement premiums collected - pre-tax	$2	$1	$-	$-	$1	$3	$3
Catastrophe losses - pre-tax	$71	$87	$80	$53	$37	$291	$230
Favorable prior period development (PPD) - pre-tax (4)	$(107)	$(232)	$(126)	$(62)	$(122)	$(527)	$(530)
Loss and loss expense ratio excluding catastrophe losses and PPD	59.6%	62.2%	59.4%	57.5%	63.5%	59.8%	61.8%

(1) See non-GAAP financial measures.

(2) Excludes portion of net realized investment gains and losses related to unconsolidated entities.

(3) Q4 2014 and full year 2014 include $115 million due to a deferred tax charge related to unrealized foreign exchange losses.

(4) For Q4 2014 and full year 2014, favorable prior period development is net of $8 million and $7 million, respectively, of net earned premium adjustments related to the Insurance – North American P&C, Insurance – North American Agriculture, and Global Reinsurance segments.

Consolidated Results	Page 2

ACE Limited Summary Consolidated Balance Sheets (in millions of U.S. dollars, except per share data) (Unaudited)

	December 31 2014	September 30 2014	June 30 2014	March 31 2014	December 31 2013
Assets
Fixed maturities available for sale, at fair value	$49,395	$49,148	$51,601	$49,611	$49,254
Fixed maturities held to maturity, at amortized cost	7,331	7,548	5,774	5,887	6,098
Equity securities, at fair value	510	546	907	851	837
Short-term investments, at fair value	2,322	2,753	2,108	2,526	1,763
Other investments	3,346	3,259	3,230	3,170	2,976

Total investments	62,904	63,254	63,620	62,045	60,928

Cash	655	806	594	847	579
Securities lending collateral	1,330	1,440	1,440	1,550	1,632
Insurance and reinsurance balances receivable	5,426	5,189	5,316	4,761	5,026
Reinsurance recoverable on losses and loss expenses	11,992	10,945	10,768	10,755	11,227
Deferred policy acquisition costs	2,601	2,592	2,562	2,402	2,313
Value of business acquired	466	491	514	517	536
Prepaid reinsurance premiums	2,026	1,711	1,867	1,721	1,675
Goodwill and other intangible assets	5,724	5,425	5,522	5,382	5,404
Deferred tax assets	295	408	234	516	616
Investments in partially-owned insurance companies	504	495	470	466	470
Other assets	4,325	4,801	4,540	4,217	4,104

Total assets	$98,248	$97,557	$97,447	$95,179	$94,510

Liabilities
Unpaid losses and loss expenses	$38,315	$37,447	$37,177	$36,866	$37,443
Unearned premiums	8,222	8,020	8,296	7,791	7,539
Future policy benefits	4,754	4,782	4,778	4,632	4,615
Insurance and reinsurance balances payable	4,095	3,804	3,794	3,734	3,628
Securities lending payable	1,331	1,441	1,441	1,551	1,633
Accounts payable, accrued expenses, and other liabilities	5,726	5,829	5,419	5,218	4,810
Short-term debt	2,552	1,851	1,851	1,901	1,901
Long-term debt	3,357	4,057	4,057	3,808	3,807
Trust preferred securities	309	309	309	309	309

Total liabilities	68,661	67,540	67,122	65,810	65,685

Shareholders’ equity
Total shareholders’ equity, excl. AOCI	28,396	28,409	28,230	27,843	27,673
Accumulated other comprehensive income (AOCI)	1,191	1,608	2,095	1,526	1,152

Total shareholders’ equity	29,587	30,017	30,325	29,369	28,825

Total liabilities and shareholders’ equity	$98,248	$97,557	$97,447	$95,179	$94,510

Book value per common share	$90.02	$90.38	$90.19	$86.90	$84.83
% change over prior quarter	-0.4%	0.2%	3.8%	2.4%	2.2%
Tangible book value per common share	$72.61	$74.05	$73.77	$70.97	$68.93
% change over prior quarter	-1.9%	0.4%	3.9%	3.0%	3.0%

Consol Bal Sheet	Page 3

ACE Limited Consolidated Premiums and Operating Income by Line of Business (in millions of U.S. dollars) (Unaudited)

ACE Limited Consolidated

	4Q-14	4Q-13	% Change 4Q-14 vs. 4Q-13	Constant $ 4Q-13 (2)	Constant $ % Change 4Q-14 vs. 4Q-13 (2)	Full Year 2014	Full Year 2013	% Change 2014 vs. 2013	Constant $ Full Year 2013 (2)	Constant $ % Change 2014 vs. 2013 (2)

Net premiums written
Property and all other	$1,178	$1,132	4.2%			$5,249	$4,855	8.1%
Casualty	1,718	1,644	4.6%			6,213	5,932	4.8%

Subtotal	2,896	2,776	4.4%	$2,720	6.6%	11,462	10,787	6.3%	$10,709	7.0%
Agriculture	244	256	-5.0%	256	-5.0%	1,590	1,627	-2.3%	1,627	-2.3%
Personal accident (A&H) (1)	920	937	-1.9%	898	2.4%	3,735	3,655	2.2%	3,577	4.4%
Life	266	247	7.8%	240	10.6%	1,012	956	5.9%	934	8.4%

Total consolidated	$4,326	$4,216	2.6%	$4,114	5.2%	$17,799	$17,025	4.6%	$16,847	5.7%

% of Total Consolidated
Property and all other	27%	27%				29%	29%
Casualty	40%	39%				35%	34%

Subtotal	67%	66%				64%	63%
Agriculture	6%	6%				9%	10%
Personal accident (A&H) (1)	21%	22%				21%	21%
Life	6%	6%				6%	6%

Total consolidated	100%	100%				100%	100%

Net premiums earned
Property and all other	$1,314	$1,261	4.2%			$5,161	$4,704	9.7%
Casualty	1,565	1,522	2.9%			6,080	5,759	5.6%

Subtotal	2,879	2,783	3.5%	$2,727	5.6%	11,241	10,463	7.4%	$10,379	8.3%
Agriculture	327	426	-23.4%	426	-23.4%	1,526	1,678	-9.1%	1,678	-9.1%
Personal accident (A&H) (1)	908	920	-1.3%	881	3.0%	3,678	3,567	3.1%	3,493	5.3%
Life	256	234	9.8%	228	12.7%	981	905	8.5%	886	10.8%

Total consolidated	$4,370	$4,363	0.2%	$4,262	2.5%	$17,426	$16,613	4.9%	$16,436	6.0%

% of Total Consolidated
Property and all other	30%	29%				29%	28%
Casualty	36%	35%				35%	35%

Subtotal	66%	64%				64%	63%
Agriculture	7%	10%				9%	10%
Personal accident (A&H) (1)	21%	21%				21%	21%
Life	6%	5%				6%	6%

Total consolidated	100%	100%				100%	100%

Operating income, after-tax
Property, casualty, and all other	$620	$680	-8.8%	$673	-7.9%	$2,581	$2,515	2.6%	$2,514	2.7%
Agriculture	45	(20)	NM	(20)	NM	96	63	51.7%	63	51.7%
Personal accident (A&H) (1)	121	129	-6.3%	125	-3.1%	484	497	-2.6%	488	-0.9%
Life	41	35	18.3%	36	16.3%	159	142	12.2%	143	11.6%

Total consolidated	$827	$824	0.4%	$814	1.7%	$3,320	$3,217	3.2%	$3,208	3.5%

% of Total Consolidated
Property, casualty, and all other	75%	82%				78%	78%
Agriculture	5%	-2%				3%	2%
Personal accident (A&H) (1)	15%	16%				14%	15%
Life	5%	4%				5%	5%

Total consolidated	100%	100%				100%	100%

(1) For purposes of this schedule only, A&H results from our Combined North American and International businesses, normally included in the Life and Insurance – Overseas General segments, respectively, are included in the Personal Accident (A&H) line items above.

(2) Prior periods on a constant-dollar basis.

Line of Business	Page 4

ACE Limited Global P&C Results - Consecutive Quarters (in millions of U.S. dollars, except ratios) (Unaudited)

Global P&C includes the company’s Insurance – North American P&C segment (refer to page 7), Insurance – Overseas General segment (refer to page 9), Global Reinsurance segment (refer to page 10), and Corporate (not separately disclosed in the Financial Supplement). Global P&C excludes the Insurance – North American Agriculture segment.

Global P&C (Including Corporate)	4Q-14	3Q-14	2Q-14	1Q-14	4Q-13	Full Year 2014	Full Year 2013

Gross premiums written	$4,891	$4,495	$4,879	$4,618	$4,719	$18,883	$18,091
Net premiums written	3,559	3,468	3,673	3,497	3,456	14,197	13,426
Net premiums earned	3,544	3,499	3,512	3,383	3,456	13,938	13,030
Losses and loss expenses	2,017	1,853	1,955	1,884	1,925	7,709	7,242
Policy acquisition costs	629	661	614	612	608	2,516	2,248
Administrative expenses	513	480	492	466	485	1,951	1,857

Underwriting income	385	505	451	421	438	1,762	1,683
Net investment income	501	491	484	482	486	1,958	1,867
Interest expense	66	66	69	68	66	269	259
Other income (expense) - operating (1)	(16)	(22)	(17)	(15)	(15)	(70)	(73)
Income tax expense	98	146	115	95	85	454	371

Global P&C operating income	706	762	734	725	758	2,927	2,847

Net realized gains (losses)	(67)	(76)	(9)	(26)	-	(178)	143
Net realized gains (losses) related to unconsolidated entities	43	51	38	53	27	185	87
Income tax expense (benefit) on net realized gains (losses) (2)	110	(5)	1	(5)	6	101	55

Global P&C net income	$572	$742	$762	$757	$779	$2,833	$3,022

% Change versus prior year period
Net premiums written as reported	3.0%	4.0%	6.4%	9.9%	13.1%	5.7%	9.7%
Net premiums earned as reported	2.6%	6.2%	8.5%	11.2%	11.6%	7.0%	9.6%

Net premiums written constant $	5.8%	3.4%	7.0%	11.6%	14.7%	6.9%	11.0%
Net premiums earned constant $	5.4%	5.7%	8.8%	13.4%	13.1%	8.2%	10.8%

Other ratios
Net premiums written/gross premiums written	73%	77%	75%	76%	73%	75%	74%

Combined ratio
Loss and loss expense ratio	56.9%	52.9%	55.7%	55.7%	55.7%	55.3%	55.6%
Policy acquisition cost ratio	17.8%	18.9%	17.5%	18.1%	17.6%	18.0%	17.3%
Administrative expense ratio	14.4%	13.8%	13.9%	13.8%	14.1%	14.1%	14.2%

Combined ratio	89.1%	85.6%	87.1%	87.6%	87.4%	87.4%	87.1%

Combined ratio excluding catastrophe losses and PPD	90.2%	89.8%	88.7%	89.0%	89.9%	89.4%	89.4%

Expense ratio	32.2%	32.7%	31.4%	31.9%	31.7%	32.1%	31.5%
Expense ratio excluding A&H	29.2%	29.3%	28.2%	28.4%	27.9%	28.8%	27.9%

Catastrophe reinstatement premiums collected - pre-tax	$2	$1	$-	$-	$1	$3	$3
Catastrophe losses - pre-tax	$70	$85	$71	$52	$35	$278	$223
Favorable prior period development (PPD) - pre-tax (3)	$(106)	$(229)	$(126)	$(100)	$(122)	$(561)	$(517)
Loss and loss expense ratio excluding catastrophe losses and PPD	57.9%	57.5%	57.3%	57.1%	58.3%	57.5%	58.0%

(1) Excludes portion of net realized investment gains and losses related to unconsolidated entities.

(2) Q4 2014 and full year 2014 include $115 million due to a deferred tax charge related to unrealized foreign exchange losses.

(3) For Q4 2014, favorable prior period development includes $2 million of favorable net earned premium adjustments on loss sensitive policies and $1 million of favorable profit-sharing commissions that are included in the expense ratio. For full year 2014, favorable prior period development is net of $32 million of net earned premium adjustments on loss sensitive policies and $1 million of profit-sharing commissions that are included in the expense ratio.

Global P&C	Page 5

ACE Limited Insurance - North American (in millions of U.S. dollars, except ratios) (Unaudited)

The table below combines the company’s Insurance – North American P&C segment (refer to page 7) and Insurance – North American Agriculture segment (refer to page 8) into total Insurance – North American business presentation for reference purposes only.

Insurance - North American

	4Q-14	3Q-14	2Q-14	1Q-14	4Q-13	Full Year 2014	Full Year 2013

Gross premiums written	$2,841	$3,367	$2,948	$2,258	$2,656	$11,414	$11,381
Net premiums written	1,913	2,305	2,023	1,612	1,858	7,853	7,542
Net premiums earned	1,887	2,284	1,872	1,590	1,937	7,633	7,399
Losses and loss expenses (1)	1,329	1,694	1,295	1,068	1,438	5,386	5,301
Policy acquisition costs	166	210	175	164	150	715	650
Administrative expenses	181	168	176	162	162	687	612

Underwriting income	211	212	226	196	187	845	836

Net investment income	280	283	271	277	273	1,111	1,047
Interest expense	2	2	2	3	2	9	6
Other income (expense) - operating	(2)	(8)	(4)	(8)	(7)	(22)	(37)
Income tax expense	70	91	94	76	69	331	331

Operating income	417	394	397	386	382	1,594	1,509

Net realized gains (losses) (1)	(39)	(5)	(11)	(9)	9	(64)	74
Net realized gains (losses) related to unconsolidated entities	19	32	19	20	19	90	63
Income tax expense on net realized gains (losses)	1	5	2	-	10	8	36

Net income	$396	$416	$403	$397	$400	$1,612	$1,610

Combined ratio
Loss and loss expense ratio	70.4%	74.1%	69.2%	67.2%	74.2%	70.6%	71.6%
Policy acquisition cost ratio	8.8%	9.2%	9.3%	10.3%	7.7%	9.4%	8.8%
Administrative expense ratio	9.6%	7.4%	9.4%	10.2%	8.5%	8.9%	8.3%

Combined ratio	88.8%	90.7%	87.9%	87.7%	90.4%	88.9%	88.7%

Combined ratio excluding catastrophe losses and PPD	87.9%	88.9%	87.6%	87.2%	91.1%	88.0%	89.3%

Catastrophe reinstatement premiums expensed - pre-tax	$-	$-	$-	$-	$-	$-	$(1)
Catastrophe losses - pre-tax	$30	$37	$45	$33	$14	$145	$101
Unfavorable (favorable) prior period development (PPD) - pre-tax	$(12)	$8	$(39)	$(30)	$(28)	$(73)	$(147)
Loss and loss expense ratio excluding catastrophe losses and PPD	69.6%	72.5%	68.9%	66.2%	75.0%	69.6%	72.4%

% Change versus prior year period
Net premiums written	3.0%	-0.1%	2.1%	15.5%	22.5%	4.1%	4.6%
Net premiums earned	-2.6%	-0.4%	5.2%	14.4%	20.4%	3.2%	5.4%

Other ratios
Net premiums written/gross premiums written	67%	68%	69%	71%	70%	69%	66%

(1) See non-GAAP financial measures.

Insurance - North American	Page 6

ACE Limited Segment Results - Consecutive Quarters (in millions of U.S. dollars, except ratios) (Unaudited)

Insurance – North American P&C	4Q-14	3Q-14	2Q-14	1Q-14	4Q-13	Full Year 2014	Full Year 2013

Gross premiums written	$2,539	$2,126	$2,347	$2,024	$2,439	$9,036	$8,720
Net premiums written	1,669	1,541	1,635	1,418	1,602	6,263	5,915
Net premiums earned	1,560	1,518	1,542	1,487	1,511	6,107	5,721
Losses and loss expenses	1,077	1,053	1,016	940	985	4,086	3,776
Policy acquisition costs	154	169	152	159	153	634	597
Administrative expenses	177	165	175	161	164	678	601

Underwriting income	152	131	199	227	209	709	747

Net investment income	273	277	265	270	266	1,085	1,021
Interest expense	2	2	2	3	1	9	5
Other income (expense) - operating	7	(1)	5	-	1	11	(5)
Income tax expense	58	68	89	83	73	298	312

Operating income	372	337	378	411	402	1,498	1,446

Net realized gains (losses)	(42)	(5)	(11)	(9)	9	(67)	72
Net realized gains (losses) related to unconsolidated entities	19	32	19	20	19	90	63
Income tax expense on net realized gains (losses)	1	5	2	-	10	8	35

Net income	$348	$359	$384	$422	$420	$1,513	$1,546

Combined ratio
Loss and loss expense ratio	69.0%	69.3%	66.0%	63.2%	65.2%	66.9%	66.0%
Policy acquisition cost ratio	9.9%	11.1%	9.8%	10.7%	10.1%	10.4%	10.4%
Administrative expense ratio	11.3%	11.0%	11.3%	10.8%	10.9%	11.1%	10.5%

Combined ratio	90.2%	91.4%	87.1%	84.7%	86.2%	88.4%	86.9%

Combined ratio excluding catastrophe losses and PPD	89.1%	88.5%	87.3%	87.1%	87.2%	88.0%	87.6%

Catastrophe reinstatement premiums expensed - pre-tax	$-	$-	$-	$-	$-	$-	$(1)
Catastrophe losses - pre-tax	$29	$35	$36	$32	$12	$132	$94
Unfavorable (favorable) prior period development (PPD) - pre-tax (1)	$(11)	$11	$(39)	$(68)	$(28)	$(107)	$(134)
Loss and loss expense ratio excluding catastrophe losses and PPD	67.8%	66.9%	66.2%	65.7%	66.3%	66.6%	66.8%

% Change versus prior year period
Net premiums written	4.2%	2.7%	6.9%	10.5%	11.8%	5.9%	10.6%
Net premiums earned	3.3%	5.1%	7.9%	11.2%	12.3%	6.8%	11.1%

Other ratios
Net premiums written/gross premiums written	66%	72%	70%	70%	66%	69%	68%

(1) For Q4 2014, prior period development includes $123 million of adverse development for legacy asbestos and environmental liability exposures, $7 million of adverse development for other run-off business exposures, $3 million of favorable net earned premium adjustments on loss sensitive polices, and $1 million of favorable profit-sharing commissions that are included in the expense ratio. For full year 2014, favorable prior period development is net of $186 million of adverse development for legacy asbestos and environmental liability exposures, $29 million of adverse development for other run-off business exposures, $22 million of unfavorable net earned premium adjustments on loss sensitive policies, and $1 million of unfavorable profit-sharing commissions that are included in the expense ratio.

Insurance - North American P&C	Page 7

ACE Limited Segment Results - Consecutive Quarters (in millions of U.S. dollars, except ratios) (Unaudited)

Insurance – North American Agriculture

	4Q-14	3Q-14	2Q-14	1Q-14	4Q-13	Full Year 2014	Full Year 2013

Gross premiums written	$302	$1,241	$601	$234	$217	$2,378	$2,661
Net premiums written	244	764	388	194	256	1,590	1,627
Net premiums earned	327	766	330	103	426	1,526	1,678
Losses and loss expenses (1)	252	641	279	128	453	1,300	1,525
Policy acquisition costs	12	41	23	5	(3)	81	53
Administrative expenses	4	3	1	1	(2)	9	11

Underwriting income (loss) (2)	59	81	27	(31)	(22)	136	89

Net investment income	7	6	6	7	7	26	26
Interest expense	-	-	-	-	1	-	1
Other income (expense) - operating	(9)	(7)	(9)	(8)	(8)	(33)	(32)
Income tax expense (benefit)	12	23	5	(7)	(4)	33	19

Operating income (loss)	45	57	19	(25)	(20)	96	63

Net realized gains (losses) excluding gains (losses) on crop derivatives (1)	3	-	-	-	-	3	2
Net realized gains (losses) related to unconsolidated entities	-	-	-	-	-	-	-
Income tax expense on net realized gains (losses)	-	-	-	-	-	-	1

Net income (loss)	$48	$57	$19	$(25)	$(20)	$99	$64

Combined ratio
Loss and loss expense ratio	77.2%	83.7%	84.4%	124.6%	106.3%	85.2%	90.9%
Policy acquisition cost ratio	3.6%	5.4%	7.0%	4.5%	-0.5%	5.3%	3.2%
Administrative expense ratio	1.0%	0.4%	0.4%	1.2%	-0.6%	0.6%	0.6%

Combined ratio	81.8%	89.5%	91.8%	130.3%	105.2%	91.1%	94.7%

Combined ratio excluding catastrophe losses and PPD	82.4%	89.6%	89.1%	88.9%	104.8%	87.8%	95.1%

Catastrophe reinstatement premiums - pre-tax	$-	$-	$-	$-	$-	$-	$-
Catastrophe losses - pre-tax	$1	$2	$9	$1	$2	$13	$7
Unfavorable (favorable) prior period development (PPD) - pre-tax (3)	$(1)	$(3)	$-	$38	$-	$34	$(13)
Loss and loss expense ratio excluding catastrophe losses and PPD	77.9%	83.8%	81.8%	78.3%	105.8%	81.8%	91.3%

% Change versus prior year period
Net premiums written	-5.0%	-5.2%	-14.2%	72.1%	203.6%	-2.3%	-12.5%
Net premiums earned	-23.4%	-9.8%	-5.7%	96.8%	62.3%	-9.1%	-10.4%

Other ratios
Net premiums written/gross premiums written	81%	62%	65%	83%	118%	67%	61%

(1) (Gains) losses on crop derivatives are reclassified from Net realized gains (losses) for this presentation.

(2) We assess the performance of our Insurance – North American Agriculture segment based on underwriting income which includes (gains) losses on crop derivatives.

(3) For Q4 2014, favorable prior period development is net of $10 million of unfavorable net earned premium adjustments. For full year 2014, unfavorable prior period development is net of $25 million of favorable net earned premium adjustments and $1 million of favorable profit-sharing commissions.

Insurance - North American Agirculture	Page 8

ACE Limited Segment Results - Consecutive Quarters (in millions of U.S. dollars, except ratios) (Unaudited)

Insurance – Overseas General

	4Q-14	3Q-14	2Q-14	1Q-14	4Q-13	Full Year 2014	Full Year 2013

Gross premiums written	$2,212	$2,156	$2,224	$2,261	$2,126	$8,853	$8,314
Net premiums written	1,749	1,719	1,760	1,771	1,699	6,999	6,520
Net premiums earned	1,758	1,726	1,709	1,612	1,700	6,805	6,333
Losses and loss expenses	835	707	830	817	835	3,189	3,062
Policy acquisition costs	419	418	402	386	405	1,625	1,453
Administrative expenses	262	258	256	250	258	1,026	1,008

Underwriting income	242	343	221	159	202	965	810

Net investment income	147	130	136	132	143	545	539
Interest expense	2	2	1	1	1	6	5
Other income (expense) - operating	(15)	(15)	(17)	(9)	(13)	(56)	(48)
Income tax expense	78	108	57	42	52	285	202

Operating income	294	348	282	239	279	1,163	1,094

Net realized gains (losses)	(7)	(75)	14	(10)	(16)	(78)	18
Net realized gains (losses) related to unconsolidated entities	12	9	9	15	4	45	9
Income tax expense (benefit) on net realized gains (losses) (1)	111	(11)	(2)	(5)	(4)	93	20

Net income	$188	$293	$307	$249	$271	$1,037	$1,101

Combined ratio
Loss and loss expense ratio	47.5%	40.9%	48.6%	50.7%	49.2%	46.9%	48.4%
Policy acquisition cost ratio	23.8%	24.3%	23.5%	23.9%	23.8%	23.9%	22.9%
Administrative expense ratio	15.0%	14.9%	15.0%	15.5%	15.1%	15.0%	15.9%

Combined ratio	86.3%	80.1%	87.1%	90.1%	88.1%	85.8%	87.2%

Combined ratio excluding catastrophe losses and PPD	89.4%	90.5%	89.3%	90.5%	91.6%	89.9%	90.5%

Catastrophe reinstatement premiums - pre-tax	$-	$-	$-	$-	$-	$-	$-
Catastrophe losses - pre-tax	$30	$39	$26	$17	$17	$112	$88
Favorable prior period development (PPD) - pre-tax (2)	$(86)	$(219)	$(63)	$(23)	$(76)	$(391)	$(299)
Loss and loss expense ratio excluding catastrophe losses and PPD	50.7%	51.3%	50.8%	51.1%	52.6%	51.0%	51.7%

% Change versus prior year period
Net premiums written as reported	3.0%	9.4%	8.0%	9.3%	15.1%	7.4%	11.2%
Net premiums earned as reported	3.4%	7.2%	9.4%	10.4%	13.5%	7.5%	10.3%

Net premiums written constant $	8.4%	8.1%	8.8%	12.3%	18.2%	9.4%	13.7%
Net premiums earned constant $	8.8%	6.0%	9.8%	14.6%	16.5%	9.6%	12.7%

Other ratios
Net premiums written/gross premiums written	79%	80%	79%	78%	80%	79%	78%

(1) Q4 2014 and full year 2014 include $115 million due to a deferred tax charge related to unrealized foreign exchange losses.

(2) For full year 2014, prior period development includes the favorable impact from the release of $52 million for an older liability case.

Insurance - Overseas General	Page 9

ACE Limited Segment Results - Consecutive Quarters (in millions of U.S. dollars, except ratios) (Unaudited)

Global Reinsurance	4Q-14	3Q-14	2Q-14	1Q-14	4Q-13	Full Year 2014	Full Year 2013

Gross premiums written	$140	$213	$308	$333	$154	$994	$1,057
Net premiums written	141	208	278	308	155	935	991
Net premiums earned	226	255	261	284	245	1,026	976
Losses and loss expenses	104	92	109	126	104	431	396
Policy acquisition costs	56	74	60	67	49	257	197
Administrative expenses	13	13	14	14	14	54	50

Underwriting income	53	76	78	77	78	284	333

Net investment income	78	81	80	77	71	316	280
Interest expense	-	1	2	1	1	4	5
Other income (expense) - operating	3	-	-	1	2	4	4
Income tax expense	7	11	10	10	5	38	36

Operating income	127	145	146	144	145	562	576

Net realized gains (losses)	(12)	6	(15)	(8)	7	(29)	53
Net realized gains (losses) related to unconsolidated entities	12	10	10	18	4	50	15
Income tax expense on net realized gains (losses)	-	-	-	-	-	-	-

Net income	$127	$161	$141	$154	$156	$583	$644

Combined ratio
Loss and loss expense ratio	45.8%	36.2%	41.7%	44.4%	42.5%	42.0%	40.5%
Policy acquisition cost ratio	25.0%	28.8%	23.1%	23.5%	20.4%	25.0%	20.3%
Administrative expense ratio	5.7%	5.2%	5.1%	5.0%	5.5%	5.3%	5.1%

Combined ratio	76.5%	70.2%	69.9%	72.9%	68.4%	72.3%	65.9%

Combined ratio excluding catastrophe losses and PPD	76.2%	75.7%	75.4%	75.1%	73.6%	75.6%	70.9%

Catastrophe reinstatement premiums collected - pre-tax	$2	$1	$-	$-	$1	$3	$4
Catastrophe losses - pre-tax	$11	$11	$9	$3	$6	$34	$41
Favorable prior period development (PPD) - pre-tax (1)	$(9)	$(21)	$(24)	$(9)	$(18)	$(63)	$(84)
Loss and loss expense ratio excluding catastrophe losses and PPD	45.4%	42.8%	47.2%	46.5%	47.7%	45.5%	45.6%

% Change versus prior year period
Net premiums written as reported	-9.4%	-21.2%	-4.9%	10.3%	5.5%	-5.7%	-3.3%
Net premiums earned as reported	-7.7%	6.3%	6.1%	15.5%	-3.7%	5.1%	-2.6%

Net premiums written constant $	-8.8%	-21.8%	-5.0%	10.5%	5.3%	-5.8%	-3.3%
Net premiums earned constant $	-7.1%	5.7%	5.5%	15.4%	-3.6%	4.9%	-2.5%

Other ratios
Net premiums written/gross premiums written	100%	98%	90%	92%	101%	94%	94%

(1) For Q4 2014 and full year 2014, favorable prior period development is net of $1 million and $10 million, respectively, of net earned premium adjustments on loss sensitive policies.

Global Reinsurance	Page 10

ACE Limited Segment Results - Consecutive Quarters (in millions of U.S. dollars) (Unaudited)

Life	4Q-14	3Q-14	2Q-14	1Q-14	4Q-13	Full Year 2014	Full Year 2013

Gross premiums written	$553	$528	$526	$522	$526	$2,129	$2,076
Net premiums written	523	497	498	494	504	2,012	1,972
Net premiums earned	499	489	490	484	481	1,962	1,905
Losses and loss expenses	147	145	146	151	139	589	582
Policy benefits (1)	134	125	144	114	136	517	515
(Gains) losses from fair value changes in separate account assets (1)	3	6	(17)	6	(9)	(2)	(16)
Policy acquisition costs	123	123	121	111	97	478	358
Administrative expenses	73	71	73	68	87	285	343
Net investment income	69	69	66	64	64	268	251

Life underwriting income (2)	88	88	89	98	95	363	374

Interest expense	1	4	3	3	3	11	15
Other income (expense) - operating (1)	-	(1)	(2)	(5)	(4)	(8)	(18)
Income tax expense	11	11	12	13	2	47	34

Operating income	76	72	72	77	86	297	307

Net realized gains (losses):
Mark-to-market on guaranteed living benefits derivative (net of related hedges)	(153)	(95)	(70)	(67)	149	(385)	299
Foreign exchange gains (losses) and all other	7	6	(2)	(9)	5	2	61
Net realized gains (losses) related to unconsolidated entities	6	4	(2)	(2)	(2)	6	5
Income tax expense (benefit) on net realized gains (losses)	1	1	-	(3)	(1)	(1)	-

Net income (loss)	$(65)	$(14)	$(2)	$2	$239	$(79)	$672

% Change versus prior year period
Net premiums written as reported	4.0%	3.8%	2.2%	-1.6%	-2.6%	2.0%	-0.4%
Net premiums earned as reported	3.6%	4.8%	2.2%	1.3%	-1.5%	3.0%	-0.6%

Net premiums written constant $ (3)	6.2%	4.4%	4.4%	1.1%	-1.4%	4.0%	0.2%
Net premiums earned constant $	5.9%	5.4%	4.2%	4.0%	-0.4%	4.9%	-0.1%

(1) (Gains) losses from fair value changes in separate account assets that do not qualify for separate account reporting under GAAP are reclassified from Other income (expense) for purposes of presenting Life underwriting income. The offsetting movement in the separate account liabilities is included in Policy benefits.

(2) We assess the performance of our Life business based on Life underwriting income which includes Net investment income and (Gains) losses from fair value changes in separate account assets.

(3) International life insurance net premiums written and deposits breakdown (excludes Combined North American and Life reinsurance businesses):

	4Q-14	Constant $ 4Q-13	Constant $ % Change 4Q-14 vs. 4Q-13	Full Year 2014	Constant $ Full Year 2013	Constant $ % Change 2014 vs. 2013
International life insurance net premiums written	$202	$172	16.9%	$750	$650	15.3%
International life insurance deposits (4)	215	174	24.1%	823	678	21.4%

Total international life insurance net premiums written and deposits	$417	$346	20.5%	$1,573	$1,328	18.4%

(4) Includes deposits collected on universal life and investment contracts. Consistent with GAAP, premiums collected on universal life and investment contracts are considered deposits and excluded from revenues.

Life	Page 11

ACE Limited Loss Reserve Rollforward (in millions of U.S. dollars, except ratios) (Unaudited)

	Unpaid Losses			Net Paid to Incurred Ratio
	Gross	Ceded	Net

Balance at December 31, 2012	$37,946	$11,399	$26,547
Losses and loss expenses incurred	2,483	557	1,926
Losses and loss expenses paid	(2,987)	(932)	(2,055)	107%
Other (incl. foreign exch. revaluation)	(360)	(106)	(254)

Balance at March 31, 2013	$37,082	$10,918	$26,164
Losses and loss expenses incurred	3,007	757	2,250
Losses and loss expenses paid	(2,797)	(941)	(1,856)	83%
Other (incl. foreign exch. revaluation)	51	4	47

Balance at June 30, 2013	$37,343	$10,738	$26,605
Losses and loss expenses incurred	3,617	962	2,655
Losses and loss expenses paid	(3,285)	(942)	(2,343)	88%
Other (incl. foreign exch. revaluation)	207	61	146

Balance at September 30, 2013	$37,882	$10,819	$27,063
Losses and loss expenses incurred	3,322	805	2,517
Losses and loss expenses paid	(3,716)	(993)	(2,723)	108%
Other (incl. foreign exch. revaluation)	(45)	(19)	(26)

Balance at December 31, 2013	$37,443	$10,612	$26,831
Losses and loss expenses incurred	2,462	301	2,161
Losses and loss expenses paid	(3,059)	(762)	(2,297)	106%
Other (incl. foreign exch. revaluation)	20	16	4

Balance at March 31, 2014	$36,866	$10,167	$26,699
Losses and loss expenses incurred	3,004	616	2,388
Losses and loss expenses paid	(2,878)	(729)	(2,149)	90%
Other (incl. foreign exch. revaluation)	185	56	129

Balance at June 30, 2014	$37,177	$10,110	$27,067
Losses and loss expenses incurred	3,840	1,156	2,684
Losses and loss expenses paid	(3,165)	(810)	(2,355)	88%
Other (incl. foreign exch. revaluation)	(405)	(120)	(285)

Balance at September 30, 2014	$37,447	$10,336	$27,111
Losses and loss expenses incurred	3,442	1,026	2,416
Losses and loss expenses paid	(3,307)	(873)	(2,434)	101%
Other (incl. foreign exch. revaluation)	733	818	(85)

Balance at December 31, 2014	$38,315	$11,307	$27,008

Add net recoverable on paid losses	-	685	(685)

Balance including net recoverable on paid losses	$38,315	$11,992	$26,323

Loss Reserve Rollforward	Page 12

ACE Limited Reinsurance Recoverable Analysis (in millions of U.S. dollars) (Unaudited)

Net Reinsurance Recoverable by Division

	December 31	September 30	June 30	March 31	December 31
	2014	2014	2014	2014	2013

Reinsurance recoverable on paid losses and loss expenses
Active operations	$478	$380	$418	$351	$376
Brandywine and Other Run-off	313	342	353	357	356

Total	$791	$722	$771	$708	$732

Reinsurance recoverable on unpaid losses and loss expenses (1)
Active operations	$10,348	$9,460	$9,193	$9,184	$9,576
Brandywine and Other Run-off	1,210	1,142	1,192	1,249	1,309

Total	$11,558	$10,602	$10,385	$10,433	$10,885

Gross reinsurance recoverable
Active operations	$10,826	$9,840	$9,611	$9,535	$9,952
Brandywine and Other Run-off	1,523	1,484	1,545	1,606	1,665

Total	$12,349	$11,324	$11,156	$11,141	$11,617

Provision for uncollectible reinsurance (2)
Active operations	$(217)	$(251)	$(251)	$(249)	$(251)
Brandywine and Other Run-off	(140)	(128)	(137)	(137)	(139)

Total	$(357)	$(379)	$(388)	$(386)	$(390)

Net reinsurance recoverable
Active operations	$10,609	$9,589	$9,360	$9,286	$9,701
Brandywine and Other Run-off	1,383	1,356	1,408	1,469	1,526

Total	$11,992	$10,945	$10,768	$10,755	$11,227

(1) December 31, 2014 unpaid reinsurance recoverable balance includes $93 million reclassification of certain recoverables from Active operations to Brandywine and Other Run-off.

(2) The provision for uncollectible reinsurance is based on a default analysis applied to gross reinsurance recoverables, net of approximately $2.4 billion of collateral.

Reinsurance Recoverable	Page 13

ACE Limited Investment Portfolio (in millions of U.S. dollars) (Unaudited)

	December 31 2014		September 30 2014		June 30 2014		March 31 2014		December 31 2013
Market Value
Fixed maturities available for sale	$49,395		$49,148		$51,601		$49,611		$49,254
Fixed maturities held to maturity	7,589		7,763		6,015		6,080		6,263
Short-term investments	2,322		2,753		2,108		2,526		1,763

Total fixed maturities	$59,306		$59,664		$59,724		$58,217		$57,280

Asset Allocation by Market Value
Treasury	$2,448	4%	$2,223	4%	$2,386	4%	$2,411	4%	$2,327	4%
Agency	1,222	2%	1,272	2%	1,278	2%	1,349	2%	1,454	3%
Corporate and asset-backed	19,854	34%	19,863	33%	19,959	33%	19,650	34%	19,475	34%
Mortgage-backed	12,325	21%	12,454	21%	12,659	21%	12,277	21%	12,273	21%
Municipal	4,930	8%	4,890	8%	4,872	8%	4,599	8%	4,500	8%
Non-U.S.	16,205	27%	16,209	27%	16,462	28%	15,405	27%	15,488	27%
Short-term investments	2,322	4%	2,753	5%	2,108	4%	2,526	4%	1,763	3%

Total fixed maturities	$59,306	100%	$59,664	100%	$59,724	100%	$58,217	100%	$57,280	100%

Credit Quality by Market Value
AAA	$8,943	15%	$9,105	15%	$9,073	15%	$9,410	16%	$8,677	15%
AA	21,589	36%	21,783	37%	22,470	38%	21,652	37%	21,520	38%
A	11,625	20%	11,640	19%	11,400	19%	11,112	19%	11,168	19%
BBB	8,690	15%	8,397	14%	7,996	13%	7,306	12%	7,193	12%
BB	4,372	7%	4,607	8%	4,435	7%	4,451	8%	4,418	8%
B	3,916	7%	3,939	7%	4,126	7%	3,965	7%	3,940	7%
Other	171	0%	193	0%	224	1%	321	1%	364	1%

Total fixed maturities	$59,306	100%	$59,664	100%	$59,724	100%	$58,217	100%	$57,280	100%

Cost/Amortized Cost
Fixed maturities available for sale	$47,826		$47,688		$49,719		$48,282		$48,406
Fixed maturities held to maturity	7,331		7,548		5,774		5,887		6,098
Short-term investments	2,322		2,753		2,108		2,526		1,763

Subtotal fixed maturities	57,479		57,989		57,601		56,695		56,267
Equity securities	440		480		874		845		841
Other investments	2,999		2,910		2,876		2,823		2,671

Total investment portfolio	$60,918		$61,379		$61,351		$60,363		$59,779

Avg. duration of fixed maturities	4.0 years		4.1 years		4.0 years		4.0 years		4.0 years
Avg. market yield of fixed maturities	2.8%		2.8%		2.6%		2.8%		3.0%
Avg. credit quality	A/Aa		A/Aa		A/Aa		A/Aa		A/Aa
Avg. yield on invested assets	3.8%		3.7%		3.7%		3.7%		3.8%

Investments	Page 14

ACE Limited Investment Portfolio - 2 (in millions of U.S. dollars) (Unaudited)

Mortgage-backed Fixed Income Portfolio

Mortgage-backed securities

	S&P Credit Rating
	AAA	AA	A	BBB	BB and below	Total

Market Value at December 31, 2014
Agency residential mortgage-backed (RMBS)	$-	$10,216	$-	$-	$-	$10,216
Non-agency RMBS	35	5	18	12	15	85
Commercial mortgage-backed	1,995	14	12	3	-	2,024

Total mortgage-backed securities at market value	$2,030	$10,235	$30	$15	$15	$12,325

U.S. Corporate and Asset-backed Fixed Income Portfolios

Market Value at December 31, 2014	S&P Credit Rating
	Investment Grade
	AAA	AA	A	BBB	Total

Asset-backed	$498	$73	$-	$-	$571
Banks	-	3	2,140	300	2,443
Basic Materials	-	3	97	332	432
Communications	-	47	499	784	1,330
Consumer, Cyclical	-	124	356	470	950
Consumer, Non-Cyclical	58	613	1,012	714	2,397
Diversified Financial Services	-	45	294	114	453
Energy	31	35	173	829	1,068
Industrial	-	345	443	367	1,155
Utilities	-	10	631	430	1,071
All Others	64	137	562	596	1,359

Total	$651	$1,435	$6,207	$4,936	$13,229

Market Value at December 31, 2014		S&P Credit Rating
		Below Investment Grade
		BB	B	CCC	Total

Asset-backed		$-	$3	$11	$14
Banks		1	6	-	7
Basic Materials		129	123	6	258
Communications		556	536	7	1,099
Consumer, Cyclical		466	591	23	1,080
Consumer, Non-Cyclical		511	873	22	1,406
Diversified Financial Services		120	65	3	188
Energy		635	257	19	911
Industrial		344	370	7	721
Utilities		229	50	-	279
All Others		327	323	12	662

Total		$3,318	$3,197	$110	$6,625

Investments 2	Page 15

ACE Limited Investment Portfolio - 3 (in millions of U.S. dollars) (Unaudited)

Non-U.S. Fixed Income Portfolio

December 31, 2014

Non-U.S. Government Securities	Market Value by S&P Credit Rating
	AAA	AA	A	BBB	BB and below	Total

United Kingdom	$1,119	$-	$-	$-	$-	$1,119
Republic of Korea	-	746	44	-	-	790
Federative Republic of Brazil	-	-	-	660	-	660
United Mexican States	-	-	374	135	-	509
Canada	483	-	-	-	-	483
Kingdom of Thailand	-	-	407	-	-	407
Province of Ontario	-	373	-	-	-	373
Province of Quebec	-	-	263	-	-	263
Japan	-	243	-	-	-	243
Germany	200	-	-	-	-	200
Other Non-U.S. Government Securities	617	972	314	415	470	2,788

Total	$2,419	$2,334	$1,402	$1,210	$470	$7,835

Non-U.S. Corporate Securities	Market Value by S&P Credit Rating
	AAA	AA	A	BBB	BB and below	Total

United Kingdom	$129	$59	$715	$506	$212	$1,621
Canada	127	118	286	379	137	1,047
United States	2	88	92	215	169	566
Australia	84	99	225	88	46	542
Netherlands	29	148	173	136	32	518
France	47	51	209	140	61	508
Germany	122	19	140	106	33	420
Switzerland	47	16	72	90	66	291
Euro Supranational	212	45	-	-	-	257
China	-	148	64	26	9	247
Other Non-U.S. Corporate Securities	112	224	933	641	443	2,353

Total	$911	$1,015	$2,909	$2,327	$1,208	$8,370

Non-U.S. Corporate Investment Portfolio

Countries represent the ultimate parent company’s country of risk. Non-U.S. corporate securities could be issued by foreign subsidiaries of U.S. corporations.

Investments 3	Page 16

ACE Limited Investment Portfolio - 4 (in millions of U.S. dollars) (Unaudited)

          Fixed Maturity Investment Portfolio

          Top 10 Global Corporate Exposures

	December 31, 2014	Market Value	Rating

1	JP Morgan Chase & Co	$ 447	A
2	General Electric Co	419	AA+
3	Goldman Sachs Group Inc	347	A-
4	Wells Fargo & Co	270	A+
5	HSBC Holdings Plc	265	A+
6	Verizon Communications Inc	233	BBB+
7	Bank of America Corp	231	A-
8	Morgan Stanley	217	A-
9	AT&T Inc	216	A-
10	Citigroup Inc	206	A-

Investments 4	Page 17

ACE Limited Net Realized and Unrealized Gains (Losses) (in millions of U.S. dollars) (Unaudited)

	Three months ended December 31, 2014			Year ended December 31, 2014
	Net Realized Gains (Losses) (1)	Net Unrealized Gains (Losses)	Net Impact	Net Realized Gains (Losses) (1)	Net Unrealized Gains (Losses)	Net Impact

Fixed maturities	$(26)	$94	$68	$23	$732	$755
Fixed income derivatives	(54)	-	(54)	(107)	-	(107)

Total fixed maturities	(80)	94	14	(84)	732	648

Public equity	13	7	20	(47)	77	30
Private equity	44	(1)	43	187	42	229

Total equity	57	6	63	140	119	259

Mark-to-market losses from derivative transactions (2)	(155)	-	(155)	(386)	-	(386)
Foreign exchange gains (losses) (2)	2	-	2	(40)	-	(40)
Other	10	-	10	2	-	2
Partially-owned entities (3)	5	-	5	1	(7)	(6)
Income tax expense (4)	111	6	117	100	167	267

Net gains (losses)	$(272)	$94	$(178)	$(467)	$677	$210

(1) Other-than-temporary impairments for the quarter includes $40 million for fixed maturities and $1 million for public equity. Year to date other-than-temporary impairments includes $57 million for fixed maturities, $3 million for private equity, and $8 million for public equity.

(2) Includes $153 million of realized losses from variable annuity reinsurance for the quarter which comprises $91 million in mark-to-market losses from derivative transactions and $62 million of losses on applicable hedges. The variable annuity reinsurance foreign exchange gains for the quarter were $2 million. For the year, the $385 million of realized losses from variable annuity reinsurance comprises $217 million in mark-to-market losses from derivative transactions and $168 million of losses on applicable hedges. The variable annuity reinsurance foreign exchange gains for the year were $4 million.

(3) Partially-owned entities are investments where we hold more than an insignificant percentage of the investee’s shares. The net income or loss is included in other income (expense).

(4) Q4 2014 and full year 2014 include $115 million due to a realized deferred tax charge related to unrealized foreign exchange losses.

	Three months ended December 31, 2013			Year ended December 31, 2013
	Net Realized Gains (Losses) (5)	Net Unrealized Gains (Losses)	Net Impact	Net Realized Gains (Losses) (5)	Net Unrealized Gains (Losses)	Net Impact

Fixed maturities	$6	$(219)	$(213)	$90	$(1,880)	$(1,790)
Fixed income derivatives	16	-	16	78	-	78

Total fixed maturities	22	(219)	(197)	168	(1,880)	(1,712)

Public equity	2	-	2	15	(41)	(26)
Private equity	27	17	44	90	51	141

Total equity	29	17	46	105	10	115

Mark-to-market gains from derivative transactions (6)	149	-	149	298	-	298
Foreign exchange gains (losses) (6)	(16)	-	(16)	29	-	29
Other	(3)	2	(1)	(3)	3	-
Partially-owned entities (7)	(2)	-	(2)	-	-	-
Income tax expense (benefit)	5	(55)	(50)	56	(408)	(352)

Net gains (losses)	$174	$(145)	$29	$541	$(1,459)	$(918)

(5) Other-than-temporary impairments for the quarter includes $7 million for fixed maturities and $1 million for public equity. Year to date other-than-temporary impairments includes $18 million of fixed maturities, $2 million for private equity, and $2 million for public equity.

(6) Includes $149 million of realized gains from variable annuity reinsurance for the quarter which comprises $315 million in mark-to-market gains from derivative transactions (including a $92 million realized gain related to an out-of-period adjustment for an error in a market valuation model), net of $166 million of losses on applicable hedges. The variable annuity reinsurance foreign exchange gains for the quarter were $6 million. For the year, mark-to-market gains from derivative transactions of $298 million includes $299 million of realized gains from variable annuity reinsurance which comprises $878 million in mark-to-market gains from derivative transactions, net of $579 million of losses on applicable hedges. The variable annuity reinsurance foreign exchange gains for the year were $51 million.

(7) Partially-owned entities are investments where we hold more than an insignificant percentage of the investee’s shares. The net income or loss is included in other income (expense).

Investment Gains (Losses)	Page 18

ACE Limited Capital Structure (in millions of U.S. dollars, except ratios) (Unaudited)

	December 31 2014	September 30 2014	June 30 2014	March 31 2014	December 31 2013	December 31 2012

Total short-term debt (1) (2)	$2,552	$1,851	$1,851	$1,901	$1,901	$1,401
Total long-term debt	3,357	4,057	4,057	3,808	3,807	3,360

Total debt	$5,909	$5,908	$5,908	$5,709	$5,708	$4,761

Total trust preferred securities	$309	$309	$309	$309	$309	$309

Total shareholders’ equity	$29,587	$30,017	$30,325	$29,369	$28,825	$27,531

Total capitalization	$35,805	$36,234	$36,542	$35,387	$34,842	$32,601
Tangible capital (3)	$30,081	$30,809	$31,020	$30,005	$29,438	$27,626

Leverage ratios
Debt/ total capitalization	16.5%	16.3%	16.2%	16.1%	16.4%	14.6%
Debt plus trust preferred securities/ total capitalization	17.4%	17.2%	17.0%	17.0%	17.3%	15.6%
Debt/ tangible capital	19.6%	19.2%	19.0%	19.0%	19.4%	17.2%
Debt plus trust preferred securities/ tangible capital	20.7%	20.2%	20.0%	20.1%	20.4%	18.4%

Note: As of December 31, 2014, there was $0.5 billion usage of credit facilities on a total commitment of $1.0 billion. We did not renew our $425 million funds at Lloyd’s capital facilities in December 2014. We elected instead to satisfy our collateral obligations primarily with insurance trusts supported by our investment portfolio.

(1) Repurchase agreements in the amount of $150 million matured during the quarter, and there were new repurchase agreements in the amount of $151 million.

(2) In November 2014, we reclassified $700 million of 2.6 percent senior notes, due to mature in less than one year (November 2015), from Long-term debt to Short-term debt.

(3) Tangible capital is equal to total capitalization less goodwill and other intangible assets.

Capital Structure	Page 19

ACE Limited Computation of Basic and Diluted Earnings Per Share (in millions of U.S. dollars, except share and per share data) (Unaudited)

	Three months ended December 31		Year ended December 31
	2014	2013	2014	2013

Numerator
Operating income to common shares	$827	$824	$3,320	$3,217
Adjusted net realized gains (losses), net of income tax	(272)	174	(467)	541

Net income	$555	$998	$2,853	$3,758

Rollforward of Common Shares Outstanding
Shares - beginning of period	332,111,557	340,069,972	339,793,935	340,321,534
Repurchase of shares (1)	(3,839,174)	(564,911)	(13,982,358)	(3,266,531)
Shares issued, excluding option exercises	66,123	12,988	1,336,161	1,080,261
Issued for option exercises	321,180	275,886	1,511,948	1,658,671

Shares - end of period	328,659,686	339,793,935	328,659,686	339,793,935

Denominator
Weighted average shares outstanding	331,124,128	340,897,890	335,609,899	340,906,490
Effect of other dilutive securities	3,464,261	3,309,307	3,376,388	3,241,085

Adj. wtd. avg. shares outstanding and assumed conversions	334,588,389	344,207,197	338,986,287	344,147,575

Basic earnings per share
Operating income	$2.50	$2.41	$9.89	$9.43
Adjusted net realized gains (losses), net of income tax	(0.82)	0.52	(1.39)	1.59

Net income	$1.68	$2.93	$8.50	$11.02

Diluted earnings per share
Operating income	$2.47	$2.39	$9.79	$9.35
Adjusted net realized gains (losses), net of income tax	(0.81)	0.51	(1.37)	1.57

Net income	$1.66	$2.90	$8.42	$10.92

(1) For the period January 1, 2015 through January 26, 2015 we repurchased 750 thousand shares totaling $84 million, pursuant to a plan adopted under SEC Rule 10b5-1 and in accordance with the provisions of SEC Rule 10b-18.

Earnings per share	Page 20

ACE Limited Book Value and Book Value per Common Share (in millions of U.S. dollars, except share and per share data) (Unaudited)

Reconciliation of Book Value per Common Share

	December 31 2014	September 30 2014	June 30 2014	March 31 2014	December 31 2013

Shareholders’ equity	$29,587	$30,017	$30,325	$29,369	$28,825
Less: goodwill and other intangible assets	5,724	5,425	5,522	5,382	5,404

Numerator for tangible book value per share	$23,863	$24,592	$24,803	$23,987	$23,421

Book value - % change over prior quarter (1)	-1.4%	-1.0%	3.3%	1.9%	2.2%
Tangible book value - % change over prior quarter (1)	-3.0%	-0.8%	3.4%	2.4%	2.9%

Denominator	328,659,686	332,111,557	336,225,589	337,974,644	339,793,935

Book value per common share	$90.02	$90.38	$90.19	$86.90	$84.83
Tangible book value per common share	$72.61	$74.05	$73.77	$70.97	$68.93

Reconciliation of Book Value

Shareholders’ equity, beginning of quarter	$30,017	$30,325	$29,369	$28,825	$28,218
Operating income	827	891	825	777	824
Adjusted net realized gains (losses), net of tax	(272)	(106)	(46)	(43)	174
Net unrealized gains (losses), net of tax	94	(290)	453	420	(145)
Repurchase of shares	(430)	(450)	(237)	(332)	(57)
Dividend declared on common shares	(223)	(223)	(223)	(256)	(174)
Cumulative translation, net of tax	(520)	(202)	119	(41)	(66)
Pension liability	9	5	(3)	(5)	(11)
Other (2)	85	67	68	24	62

	$29,587	$30,017	$30,325	$29,369	$28,825

(1) At December 31, 2014, book value increased 2.6% and tangible book value increased 1.9% from December 31, 2013.

(2) Other primarily includes proceeds from exercise of stock options and stock compensation.

Reconciliation Book Value	Page 21

ACE Limited Non-GAAP Financial Measures (in millions of U.S. dollars) (Unaudited)

Regulation G - Non-GAAP Financial Measures

In presenting our results, we included and discussed certain non-GAAP measures. These non-GAAP measures, which may be defined differently by other companies, are important for an understanding of our overall results of operations and financial condition. However, they should not be viewed as a substitute for measures determined in accordance with generally accepted accounting principles (GAAP).

We provide financial measures such as gross premiums written, net premiums written, net premiums earned, and operating income on a constant-dollar basis. We believe it is useful to evaluate the trends in these measures exclusive of the effect of fluctuations in exchange rates between the U.S. dollar and the currencies in which our international business is transacted, as these exchange rates could fluctuate significantly between periods and distort the analysis of trends. The impact is determined by assuming constant foreign exchange rates between periods by translating prior period results using the same local currency exchange rates as the comparable current period.

Adjusted net realized gains (losses) is a non-GAAP financial measure that excludes realized gains and losses on crop derivatives. These derivatives were purchased to provide economic benefit, in a manner similar to reinsurance protection, in the event that a significant decline in commodity pricing will impact underwriting results. We view gains and losses on these derivatives as part of the results of our underwriting operations and therefore realized gains and losses from these derivatives are reclassified to Adjusted losses and loss expenses (a non-GAAP financial measure). Adjusted losses and loss expenses include gains and losses on crop derivatives. P&C loss and loss expense ratio and P&C combined ratio (both non-GAAP financial measures) include adjusted losses and loss expenses in the ratio numerator. A reconciliation of GAAP combined ratio to P&C combined ratio is provided on page 24.

In presenting our segment operating results, we have shown our performance with reference to underwriting results. Underwriting results are calculated by subtracting losses and loss expenses, policy benefits, policy acquisition costs, and administrative expenses from net premiums earned. We use underwriting results and operating ratios to monitor the results of our operations without the impact of certain factors, including investment income, other income and expenses, interest and income tax expense, and net realized gains (losses). P&C underwriting income is a non-GAAP financial measure which includes Adjusted losses and loss expenses. Insurance – North American Agriculture underwriting income includes gains (losses) on crop derivatives. Life underwriting income includes net investment income and gains (losses) from fair value changes in separate account assets that do not qualify for separate account reporting under GAAP.

Operating income or income excluding adjusted net realized gains (losses), net of tax, is a common performance measurement for insurance companies and non-GAAP financial measure. We believe this presentation enhances the understanding of our results of operations by highlighting the underlying profitability of our insurance business. We exclude adjusted net realized gains (losses) and net realized gains (losses) included in other income (expense) related to partially owned entities because the amount of these gains (losses) is heavily influenced by, and fluctuates in part according to, the availability of market opportunities. Operating income or income excluding adjusted net realized gains (losses) should not be viewed as a substitute for net income determined in accordance with GAAP.

Other income (expense) – operating is a non-GAAP financial measure and excludes the portion of net realized gains and losses related to unconsolidated entities from other income (expense). These gains and losses are reported as Net realized gains (losses) and represent the non-operating activities of entities where we hold more than an insignificant percentage of the investee’s shares. We exclude these gains and losses from other income (expense) to enhance the understanding of our core results of operations as they are heavily influenced by, and fluctuate in part according to market conditions. A reconciliation of Consolidated Other income (expense) on a GAAP basis to Consolidated Other income (expense) - operating is provided on page 24.

P&C combined ratio excluding catastrophe losses and prior period development (PPD) is a non-GAAP financial measure. The ratio numerator includes adjusted losses and loss expenses, policy acquisition costs, and administrative expenses adjusted to exclude catastrophe losses and PPD. The ratio denominator includes net premiums earned adjusted to exclude the amount of reinstatement premiums (expensed) collected and net earned premium adjustments on loss sensitive policies. We believe that excluding the impact of catastrophe losses and PPD provides a better evaluation of our core underwriting performance and enhances the understanding of the trends in our property & casualty business that may be obscured by these items.

P&C loss and loss expense ratio excluding the impact of catastrophe losses and PPD is a non-GAAP financial measure. The loss ratio numerator includes adjusted losses and loss expenses adjusted to exclude catastrophe losses and PPD. The loss ratio denominator includes Net premiums earned adjusted to exclude the amount of reinstatement premiums (expensed) collected. In periods where there are adjustments on loss sensitive policies, these adjustments are excluded from PPD and net earned premiums when calculating this ratio. We believe that excluding the impact of catastrophe losses and PPD provides a better evaluation of our core underwriting performance and enhances the understanding of the trends in our property & casualty business that may be obscured by these items.

P&C expense ratio excluding accident and health (A&H) is a non-GAAP financial measure and excludes the impact of our A&H business from our consolidated expense ratio. The expense ratio for the A&H business is typically higher than our traditional P&C business, and we believe that this measure provides better comparison to our peer companies that may not have a significant A&H block of business.

Global P&C performance metrics are non-GAAP financial measures and comprise consolidated operating results (including corporate) and exclude the operating results of the company’s Life and Insurance – North American Agriculture segments. We believe that these measures are useful and meaningful to investors as they are used by management to assess the company’s global P&C operations which are the most economically similar. We exclude the Insurance – North American Agriculture and Life segments because the results of these businesses do not always correlate with the results of our global P&C operations.

Life net premiums written and deposits collected, excluding life reinsurance, is a non-GAAP financial measure. Deposits collected on universal life and investment contracts (life deposits) are not reflected as revenues in our consolidated statements of operations in accordance with GAAP. However, we include life deposits in presenting growth in our Life business because new life deposits are an important component of production and key to our efforts to grow our business. However, we exclude results associated with life reinsurance as there is no new life reinsurance business currently being written.

Operating return on equity (ROE) or ROE calculated using operating income is an annualized non-GAAP financial measure and is calculated as operating income divided by average shareholders’ equity, as adjusted, for the period. To annualize a quarterly rate, multiply by four. Operating ROE is a useful measure as it enhances the understanding of the return on shareholders’ equity by highlighting the underlying profitability relative to shareholders’ equity excluding the effect of unrealized gains and losses on our investments.

Operating effective tax rate is a non-GAAP financial measure. The numerator excludes tax on adjusted net realized gains (losses). The denominator excludes adjusted net realized gains (losses), before tax. We exclude adjusted net realized gains (losses) and the related tax impact because these amounts are heavily influenced by, and fluctuate in part according to, the availability of market opportunities. Operating effective tax rate should not be viewed as a substitute for effective tax rate determined in accordance with GAAP.

Tangible book value per common share is a non-GAAP financial measure and is shareholders’ equity less goodwill and other intangible assets divided by the shares outstanding. We believe that goodwill and other intangible assets are not indicative of our underlying insurance results or trends and make book value comparisons to less acquisitive peer companies less meaningful. A reconciliation of tangible book value per share is provided on page 21. Tangible book value per common share excluding 2014 acquisitions is shareholders’ equity less goodwill and other intangible assets divided by the shares outstanding. The numerator adds back the goodwill and other intangible assets related to the 2014 acquisitions of the large corporate P&C business of Itaú Seguros, S.A. and The Siam Commercial Samaggi Insurance PCL in order to adjust for the distortive effect of acquisitions. In addition, we disclose per share measures that exclude the impact of foreign currency fluctuations during the year in order to adjust for the distortive effects of fluctuations in exchange rates.

Reconciliation Non-GAAP	Page 22

ACE Limited Non-GAAP Financial Measures - 2 (in millions of U.S. dollars, except ratios) (Unaudited)

Regulation G - Non-GAAP Financial Measures (continued)

Operating income

Operating income is a common performance measure for insurance companies and is presented throughout this report.

The following table presents the reconciliation of Net income to Operating income:

						Full Year	Full Year
	4Q-14	3Q-14	2Q-14	1Q-14	4Q-13	2014	2013

Net income, as reported	$555	$785	$779	$734	$998	$2,853	$3,758
Adjusted net realized gains (losses)	(210)	(165)	(81)	(102)	154	(558)	505
Net realized gains (losses) related to unconsolidated entities (1)	49	55	36	51	25	191	92
Income tax expense (benefit) on adjusted net realized gains (losses)	111	(4)	1	(8)	5	100	56

Operating income	$827	$891	$825	$777	$824	$3,320	$3,217

(1) Realized gains (losses) on partially-owned entities, which are investments where we hold more than an insignificant percentage of the investee’s shares. The net income or loss is included in other income (expense).

The following table presents the Operating income (loss) of each segment and Corporate:

						Full Year	Full Year
	4Q-14	3Q-14	2Q-14	1Q-14	4Q-13	2014	2013

Insurance – North American P&C	$372	$337	$378	$411	$402	$1,498	$1,446
Insurance – Overseas General	294	348	282	239	279	1,163	1,094
Global Reinsurance	127	145	146	144	145	562	576
Corporate	(87)	(68)	(72)	(69)	(68)	(296)	(269)

Global P&C (including Corporate)	706	762	734	725	758	2,927	2,847

Insurance – North American Agriculture	45	57	19	(25)	(20)	96	63

Consolidated Results (including Corporate) Excluding Life Segment	751	819	753	700	738	3,023	2,910

Life	76	72	72	77	86	297	307

Consolidated operating income	$827	$891	$825	$777	$824	$3,320	$3,217

Operating ROE
The following table presents the reconciliation of ROE to Operating ROE:

						Full Year	Full Year
	4Q-14				4Q-13	2014	2013

Net income	$555				$998	$2,853	$3,758
Operating income	$827				$824	$3,320	$3,217

Equity - beginning of period, as reported	$30,017				$28,218	$28,825	$27,531
Less: unrealized gains (losses) on investments, net of deferred tax	1,757				1,319	1,174	2,633

Equity - beginning of period, as adjusted	$28,260				$26,899	$27,651	$24,898

Equity - end of period, as reported	$29,587				$28,825	$29,587	$28,825
Less: unrealized gains (losses) on investments, net of deferred tax	1,851				1,174	1,851	1,174

Equity - end of period, as adjusted	$27,736				$27,651	$27,736	$27,651

Average equity, as reported	$29,802				$28,522	$29,206	$28,178
Average equity, as adjusted	$27,998				$27,275	$27,694	$26,275

Operating ROE	11.8%				12.1%	12.0%	12.2%
ROE	7.5%				14.0%	9.8%	13.3%

Reconciliation Non-GAAP 2	Page 23

ACE Limited Non-GAAP Financial Measures - 3 (in millions of U.S. dollars, except ratios) (Unaudited)

Regulation G - Non-GAAP Financial Measures (continued)

Operating effective tax rate

The following table presents the reconciliation of effective tax rate to the operating effective tax rate:

	4Q-14	3Q-14	2Q-14	1Q-14	4Q-13	Full Year 2014	Full Year 2013

Tax expense, as reported	$232	$176	$133	$93	$88	$634	$480
Tax expense (benefit) on adjusted net realized gains (losses) (1)	111	(4)	1	(8)	5	100	56

Tax expense, adjusted	$121	$180	$132	$101	$83	$534	$424

Income before tax, as reported	$787	$961	$912	$827	$1,086	$3,487	$4,238
Less: adjusted realized gains (losses)	(210)	(165)	(81)	(102)	154	(558)	505
Less: realized gains (losses) related to unconsolidated entities	49	55	36	51	25	191	92

Operating income before tax	$948	$1,071	$957	$878	$907	$3,854	$3,641

Effective tax rate	29.5%	18.3%	14.6%	11.3%	8.1%	18.2%	11.3%
Adjustment for tax impact of adjusted net realized gains (losses)	-16.8%	-1.4%	-0.9%	0.2%	1.1%	-4.3%	0.3%

Operating effective tax rate	12.7%	16.9%	13.7%	11.5%	9.2%	13.9%	11.6%

(1) Q4 2014 and full year 2014 include $115 million due to a deferred tax charge related to unrealized foreign exchange losses. We exclude the additional tax expense from operating income because it was related to foreign currencies which could fluctuate significantly between periods and we view this similarly to unrealized gains (losses) which may reverse over time.

Other income (expense) - operating

The following table presents the reconciliation of Consolidated Other income (expense) on a GAAP basis to Consolidated Other income (expense) - operating. Other income (expense) – operating is a non-GAAP financial measure which excludes gains (losses) from fair value changes in separate account assets that do not qualify for separate account reporting under GAAP and the portion of net realized gains and losses related to unconsolidated entities. Gains (losses) from fair value changes in separate account assets are reclassified from Other income (expense) for purposes of presenting Life underwriting income, as the offsetting movement in the separate account liabilities is included in Policy benefits. Net realized gains (losses) related to unconsolidated entities is excluded from operating income in order to enhance the understanding of our core results of operations as they are heavily influenced by, and fluctuate in part according to market conditions.

	4Q-14	3Q-14	2Q-14	1Q-14	4Q-13	Full Year 2014	Full Year 2013

Consolidated GAAP Other income (expense):
Consolidated excluding Life segment	$18	$22	$12	$30	$4	$82	$(18)
Life segment	3	(3)	13	(13)	3	-	3

Consolidated	21	19	25	17	7	82	(15)

Less: Gains (losses) from fair value changes in separate account assets
Consolidated excluding Life segment	-	-	-	-	-	-	-
Life segment	(3)	(6)	17	(6)	9	2	16

Consolidated	(3)	(6)	17	(6)	9	2	16

Less: Net realized gains (losses) related to unconsolidated entities
Consolidated excluding Life segment	43	51	38	53	27	185	87
Life segment	6	4	(2)	(2)	(2)	6	5

Consolidated	49	55	36	51	25	191	92

Consolidated Other income (expense) - operating:
Consolidated excluding Life segment	(25)	(29)	(26)	(23)	(23)	(103)	(105)
Life segment	-	(1)	(2)	(5)	(4)	(8)	(18)

Consolidated	$(25)	$(30)	$(28)	$(28)	$(27)	$(111)	$(123)

P&C combined ratio

The following table presents the reconciliation of GAAP combined ratio to P&C combined ratio. The P&C combined ratio includes the impact of realized gains and losses on crop derivatives. These derivatives were purchased to provide economic benefit, in a manner similar to reinsurance protection, in the event that a significant decline in commodity pricing will impact underwriting results. We view gains and losses on these derivatives as part of the results of our underwriting operations.

	4Q-14	3Q-14	2Q-14	1Q-14	4Q-13	Full Year 2014	Full Year 2013

GAAP combined ratio	88.5%	87.3%	87.7%	88.8%	89.3%	88.1%	88.0%
Impact of gains and losses on crop derivatives	0.0%	-1.0%	-0.2%	0.0%	0.0%	-0.4%	0.0%

P&C combined ratio	88.5%	86.3%	87.5%	88.8%	89.3%	87.7%	88.0%

Reconciliation Non-GAAP 3	Page 24

ACE Limited Glossary

ACE Limited Consolidated comprises all segments including Corporate.

Operating return on equity (ROE) or ROE calculated using income excluding adjusted net realized gains (losses): Operating income or income excluding adjusted net realized gains (losses), net of tax, divided by average shareholders’ equity for the period excluding unrealized gains (losses) on investments, net of tax. To annualize a quarterly rate multiply by four.

Book value per common share: Shareholders’ equity divided by the shares outstanding.

Combined ratio: The sum of the loss and loss expense ratio, acquisition cost ratio and the administrative expense ratio excluding life business.

Operating effective tax rate: Income tax expense excluding tax expense (benefit) on adjusted net realized gains (losses) divided by income excluding adjusted net realized gains (losses) before tax.

Life underwriting income: Net premiums earned and net investment income less losses and loss expenses, policy benefits, acquisition costs, and administrative expenses. In addition, Life underwriting income includes gains/losses from fair value changes in separate account assets that do not qualify for separate account reporting under GAAP.

Tangible book value per common share: Shareholders’ equity less goodwill and other intangible assets divided by the shares outstanding.

Average market yield of fixed maturities: Weighted average yield to maturity of our fixed income portfolio based on the market prices of the holdings as of that date.

Average yield on invested assets: Net investment income divided by average cost of fixed maturities and other investments, and average market value of equity securities.

Tangible capital: Total capitalization less goodwill and other intangible assets.

Total capitalization: Short-term debt, long-term debt, trust preferreds, and shareholders’ equity.

NM: Not meaningful.

Glossary	Page 25